Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Market Street Partners (415) 445-3238 ir@merunetworks.com	Media Contact: Kelli Tejada Eastwick (415) 271-9820 kelli@eastwick.com

MERU NETWORKS PROVIDES PRELIMINARY FIRST QUARTER 2012 FINANCIAL RESULTS

SUNNYVALE, Calif., April 4, 2012 – Meru Networks, Inc., (NASDAQ:MERU), the leader in 802.11n virtualized wireless LAN solutions for enterprise networking, today provided preliminary unaudited financial results for its first quarter ended March 31, 2012.

Based on preliminary financial information, Meru Networks expects to report first quarter revenue in the range of $19.0 million to $19.5 million. The Company expects to report cash, cash equivalents and investments of approximately $36.6 million and outstanding borrowings on its existing credit facility of $6.9 million as of March 31, 2012.

“In fourth quarter 2011 and first quarter 2012 the company has been managing several key transitions,” said William Quigley, chairman of the board of directors of Meru Networks. “Among the more notable ones were the search for, appointment and installation of Dr. Bami Bastani as CEO who started full time on April 2nd, the rapid expansion and training of the sales force, and the introduction of major new products. The challenges related to these transitions proved greater than expected, and it became apparent as the quarter came to a close that they contributed to lower than expected performance.”

“We are aggressively addressing these issues, as well as limiting our expense growth while we work on productivity. We continue to believe that these transitions are laying the groundwork for our next growth phase,” said Dr. Bami Bastani, president and chief executive officer of Meru Networks.

Today’s Conference Call

Meru Networks will be hosting a conference call today, April 4, 2012 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss these preliminary results. To join the live call, please dial: 1-877-852-2926 (domestic) and 1-253-237-1123 (international) and reference conference ID 69544845.

A telephone replay will be available two hours following the conclusion of the call for a period of five days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 69544845. The live and archived webcast of the preliminary first quarter fiscal year 2012 financial results conference call will also be available at the investor relations section of Meru’s website at: http://investors.merunetworks.com.

Q1 2012 Earnings

The results announced today are preliminary and are subject to change, and the final results will be discussed at the first quarter earnings call to be held later this month.

About Meru Networks, Inc.

Meru Networks (NASDAQ: MERU) sells virtualized wireless LAN solutions that provide enterprises with the performance, reliability, predictability and operational simplicity of a wired network with the advantages of mobility. Meru’s innovative network-in-control architecture virtualizes wireless access and produces an intelligent, self-monitoring WLAN. Moving to Meru lets enterprises migrate business-critical applications from wired networks to an all-wireless network able to handle the diversity and density of mobile communication devices. Meru’s unique “network-in-control” wireless architecture is used by all major vertical industries including Fortune 500 businesses, health care, education, retail, manufacturing, hospitality, and government. Founded in 2002, Meru is headquartered in Sunnyvale, Calif., and operates worldwide. Visit www.merunetworks.com or call (408) 215-5300 for more information.

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Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the amounts of revenues for the quarter ended March 31, 2012 that Meru Networks anticipates announcing when it reports full financial results, and statements regarding its belief that transitions within the company are yielding improvements and preparing the company for a growth phase, the company’s plans to limit expense growth, and that steps to address the issues related to the transitions will yield positive results. These forward-looking statements involve risks and uncertainties, including potential discrepancies between management’s preliminary analysis and the final results for the quarter ended March 31, 2012, as well as risks related to a lengthening customer approval processes, including lengthening of budget approval processes, continuing investment in sales coverage and capacity as well as the announcement of a new chief executive officer, that may further affect future operating periods. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events, including lengthening sales cycles, primarily for domestic education customers; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Meru Networks’ business are set forth in our annual report on Form 10-K filed with the SEC on March 15, 2012, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.